EX-28(h)(7)(m)

Fifth Amendment to Fund Participation Agreement

This Fifth Amendment (the “Amendment”), by and between Lincoln Variable Insurance Products Trust and Lincoln Investment Advisors Corporation, (collectively, the “Company”), Lincoln Financial Distributors, Inc. (the “Distributor”) and New York Life Insurance and Annuity Corporation (“NYLIAC”), is effective as of November 1, 2019 (the “Effective Date”).

WHEREAS, the parties hereto entered into the Fund Participation Agreement (“FPA”), executed and effective as of June 5, 2007 and which was amended by an Addendum dated as of November 1, 2009 (the “Addendum”), Amendment No. 1 dated April 30, 2012 (“First Amendment”), an amendment dated April 1, 2013, a Third Amendment effective as of December 1, 2014 (collectively the “Agreement”), and a Fourth Amendment effective as of May 1, 2018; and

WHEREAS, the parties desire to amend the Agreement to permit the separate accounts to invest in additional funds;

NOW, THEREFORE, in consideration of the promises and mutual covenants hereinafter contained, the parties, intending to be legally bound, agree as follows:

1.	Exhibit A shall be deleted in its entirety and replaced with Exhibit A attached hereto.

2.	Unless otherwise defined in this Amendment, all terms used herein shall have the meanings they were ascribed in the Agreement.

3.	All other terms and conditions of the Agreement remain in effect and are hereby incorporated herein by reference.

4.	This Amendment may be executed in counterparts, each of which shall be deemed to be an original.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed by its duly authorized representative as of the Effective Date.

New York Life Insurance and Annuity Corporation	Lincoln Variable Insurance Products Trust

By:	/s/ Janis C. Rubin	By:	/s/ Jayson R. Bronchetti
Name:	Janis C. Rubin	Name:	Jayson R. Bronchetti
Title:	Vice President	Title:	President
Date:	10/15/19	Date:	10/16/19

Lincoln Investment Advisors Corporation	Lincoln Financial Distributors, Inc.

By:	/s/ Jayson R. Bronchetti	By:	/s/ John C. Kennedy
Name:	Jayson R. Bronchetti	Name:	John C. Kennedy
Title:	President	Title:	SVP; Head of Retirement Solutions
Date:	10/16/19	Date:	10/16/19

Exhibit A

Funds

Dated as of November 1, 2019

The currently available Funds of the Trust are:

LVIP Baron Growth Opportunities Fund (Service Class and Standard Class)

LVIP SSGA International Index Fund (Standard Class)

LVIP SSGA Bond Index Fund (Standard Class)

LVIP SSGA Developed International 150 Fund (Standard Class)

LVIP SSGA Emerging Markets 100 Fund (Standard Class)

LVIP SSGA Emerging Markets Equity Index Fund (Standard Class)

LVIP SSGA Mid-Cap Index Fund (Standard Class)

LVIP Mondrian International Value Fund (Standard Class)